UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

(Amendment No. __)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2015

Huayue Electronics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-54205	20-2188353
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

475 Park Avenue South 30th Floor New York, New York	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 478-2676

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 12, 2015, Huayue Electronics, Inc., a Delaware corporation (the “Company”), entered into and consummated a Stock Purchase Agreement dated as of June 12, 2015 (the “Purchase Agreement”) between the Company and Mr. Shudang Pan, the Chairman of the Board of the Company and the Chief Executive Officer of the Company’s principal operating subsidiary, Changzhou Huayue Electronic Co., Ltd., a company organized under the laws of, and located in, The Peoples Republic of China (“Changzhou Huayue”), pursuant to which the Company sold to Mr. Pan 100% of the capital stock of its wholly-owned subsidiary, China Metal Holding Inc., a Delaware corporation and the owner of 100% of the capital stock of Changzhou Huayue, in consideration of the sale and transfer by Mr. Pan to the Company of 10,000,000 shares of the Company’s common stock.  At the time of the sale, the business and assets of Changzhou Huayue constituted substantially all of the business and assets of the Company, other than the recently-formed business the Company is developing in Kazakhstan to manufacture and distribute LED lighting products in Kazakhstan and other Central Asian countires.  The Purchase Agreement contained customary representations and warranties by the parties.

On June 12, 2015, the Company entered into a Shareholders Agreement dated as of June 12, 2015 (the “Shareholders’ Agreement”) with Shudang Pan, Xinmei Li, Kuanlian Peng, Hao Wang, Jianxin Li, Shurong Li and Sutton Global Associates Inc., a company that is controlled by Mr. Isaac Sutton, the President and Chief Executive Officer of the Company and a member of the Company's Board of Directors, pursuant to which such stockholders of the Company agreed (i) not to sell, transfer, pledge or otherwise dispose of any shares of common stock of the Company, except under certain limited circumstances primarily involving transfers for estate planning purposes, prior to June 1, 2016, (ii) during the two-year period ending on June 11, 2017, to elect two persons to the Board as representatives of such stockholders, which persons were initially Dr. YunZhong Wu and Ms. Yile Lisa Pan, the daughter of Shudang Pan, (iii) that the Company shall not cause a reverse or forward split of its common stock, or enter into any kind of other similar arrangement with respect to its common stock, without the unanimous consent of the full Board, and (iv) that the Company shall not issue any equity securities of the Company or enter into any management agreement, consulting agreement, employment agreement or other agreement for the provision of services with a senior executive or any senior management of the Company without the approval of a majority of the directors then serving on the full Board.

In addition, in the Shareholder’s Agreement, the stockholders party thereto, which constituted the holders of 17,614,186 shares, or approximately 51%, of the Company’s outstanding shares of common stock, consented to (i) the transactions contemplated by the Purchase Agreement, (ii) a proposed transaction in which the Company may acquire from SavWatt USA, Inc., another company controlled by Mr. Sutton, the “SavWatt” name and brand and all trademarks and related intellectual property owned by SavWatt USA in consideration of the issuance by the Company to SavWatt USA of 1,000,000 shares of its common stock, and (iii) proposed amendments to the certificate of incorporation of the Company pursuant to which the name of the Company may be changed to such name as the Board shall approve, the authorized shares of common stock of the Company may be increased from 60,000,000 shares to 150,000,000 shares and the authorized shares of preferred stock of the Company may be increased from 1,000,000 shares to 10,000,000 shares . On June 12, 2015, the Board approved the proposed amendments to the Company’s certificate of incorporation to increase the Company’s authorized common stock and preferred stock, which amendments are expected to be effected upon the Company’s compliance with the applicable requirements for notice to the Company's stockholders required by Section 14 of the Securities Exchange Act of 1934, as amended. Any proposed transaction with SavWatt USA remains subject to approval by the Board.

The foregoing descriptions of the Purchase Agreement and the Shareholders’ Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement and the Shareholders’ Agreement, copies of which are filed as Exhibit 2.1 and 10.1, respectively, to this Report and are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information required by this Item is included in Item 1.01 and is incorporated by reference hereto.

Item 3.03	Material Modification to Rights of Security Holders.

The information required by this Item is included in Item 1.01 and is incorporated by reference hereto.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2015, in connection with the transactions contemplated by the Purchase Agreement, Mr. Shudang Pan and his wife, Ms. Xinmei Li, resigned from the Board of Directors (the “Board”) of the Company and, pursuant to the terms of the Shareholders’ Agreement, the Company appointed Dr. YunZhong Wu and Ms. Yile Lisa Pan, the daughter of Shudang Pan and Xinmei Li, to the Board, to fill a vacancies on the Board created by the resignations of Mr. Pan and Ms. Li.  Each of Dr. Wu and Ms. Pan will serve on the Board until the next meeting of stockholders of the Company at which directors are elected, at which time each of such directors is expected to stand for re-election. Biographical information Dr. Wu and Ms. Pan are set forth below.

Dr. Wu, age 46, has for more than the past five years been a senior professor in structural materials at Dalian Maritime University in Dalian, Liaoning Province, The People’s Republic of China.  Dr. Wu has published numerous academic articles and technical papers in a number of international publications, has headed approximately ten national level research projects in China and has been awarded seven Chinese national or provincial scientific research achievements.  Dr. Wu received a masters in business administration from Macao University in Macao, China and a Doctorate in Transportation from Dalian Maritime University.

Ms. Pan, age 26, has, since March 2014, been a Deputy General Manager of Changzhou Wujin Hengtong Metal Co. Ltd. and, from June 2011 to March 2013, was a Deputy General Manager of Changzhou Huayue Electronic Co. Ltd., one of our subsidiaries at that time.  In 2011, Ms. Pan received a Bachelor degree from Simon Fraser University in Canada.

Other than the requirements of the Shareholders’s Agreement, as described above, there are no arrangements or understandings between either of Dr. Wu or Ms. Pan and any other person or persons pursuant to which any of Dr. Wu or Ms. Pan was selected as a director of the Company. Except as described above with respect to Ms. Pan, there are no current or proposed transactions in which any of Dr. Wu or Ms. Pan, or any member of he immediate family of any of Dr. Wu or Ms. Pan, has an interest that is required to be disclosed under Item 404(a) of Regulation S-K promulgated by the Securities Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(b)	Unaudited Pro Forma Financial Information

The required pro forma financial information for the transaction described in Item 2.01 above will be filed under cover of a Form 8-K/A no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated June 12, 2015, between the Company and Shudang Pan.

10.1	Shareholders’ Agreement dated as of June 12, 2015 among the Company and Shudang Pan, Xinmei Li, Kuanlian Peng, Hao Wang, Jianxin Li, Shurong Li and Sutton Global Associates Inc.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUAYUE ELECTRONICS, INC.

Date: June 25, 2015	By:	/s/ Isaac H. Sutton
Isaac H. Sutton Chief Executive Officer

3